PARKING LOT LEASE AGREEMENT

THIS PARKING LOT LEASE AGREEMENT (this "Lease") is made as of February 1, 2002, by and between A. L. Industrier AS, a Norwegian corporation with an address of Postboks 158 Skøyen, N-212 Oslo 2, Norway (the "Landlord"), and Alpharma AS, a Norwegian corporation with an address of Postboks 158 Skøyen, N-212 Oslo 2, Norway (the "Tenant"). The Landlord and the Tenant shall also be referred to herein each as a "Party", and collectively as the "Parties".

R E C I T A L S

WHEREAS, the Landlord and the Tenant are parties to that certain Lease Agreement dated as of September 28, 1994 for certain premises located adjacent to the Leased Premises (as hereinafter defined); and

WHEREAS, the Landlord has agreed to lease to the Tenant and the Tenant has agreed to lease from the Landlord the Leased Premises, to be used generally as a parking lot, on the terms and conditions herein contained.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby covenant and agree as follows:

1. Demise of Premises. The Landlord hereby demises and lets to the Tenant, and the Tenant hereby takes and leases from the Landlord, for the term or terms and upon the provisions hereinafter specified, the following described property (collectively, the "Leased Premises"): (a) the real property described on Exhibit A of this Lease, attached hereto and made a part hereof, together with all easements, rights and appurtances thereunto belonging or pertaining (collectively, the "Land"), and (b) all improvements now constructed on the Land, if any.

  Term. The Tenant is hereby leasing the Leased Premises for the initial term commencing on July 1, 2001 (the "Effective Date") and terminating on October 3, 2014 (the "Initial Term"). Subject to the following notice requirements, and provided that at the time of such notice the Tenant is not then in Default (as herein defined) under the terms of this Lease, the Tenant is hereby granted the right (each, a "Renewal Option") to renew the Initial Term of this Lease for four (4) consecutive five (5) year terms (each, a "Renewal Term"). The Tenant shall exercise each Renewal Option, if at all, by noticing the Landlord in writing of its intent to renew within sixty (60) days of the expiration of the then current term. All of the terms and provisions of this Lease shall apply to each Renewal Term, except that the Tenant shall have only the remaining, unexercised Renewal Options. In the event the Tenant timely exercises a Renewal Option, the Landlord and the Tenant each agree to execute an amendment to this Lease in a form reasonably acceptable to both Parties reflecting the extension of the term by the Renewal Term.

  Rent. During the Initial Term, the Tenant shall make annual rent payments to the Landlord in the amount of NOK 2.4 million per year (payable in Norwegian Kronor only) ("Rent") as follows: (a) upon execution hereof, the Tenant shall pay to the Landlord a pro-rated Rent payment for the period from the Effective Date to October 3, 2002 (the "Payment Date") and (b) on the Payment Date and thereafter on the first and each subsequent anniversary of the Payment Date during the Initial Term and any Renewal Terms, the Tenant shall make full year Rent payments to the Landlord. The Tenant shall make each Rent payment to the Landlord at the Landlord's address set forth above, or at such other place or to such other persons or entities as the Landlord from time to time may designate to the Tenant in writing.

  Costs and Expenses. In addition to Rent, the Tenant shall pay and discharge promptly when the same shall become due, as additional rent, all expenses of ownership and operation of the Leased Premises other than expenses that would not be incurred if the Tenant rather than the Landlord owned the Leased Premises, together with all other amounts and obligations which the Tenant assumes or agrees to pay or discharge pursuant to this Lease, together with every fine, penalty, interest and cost which may be added lawfully by any such third party payee or collecting authority for nonpayment or late payment thereof.

  Taxes; Assessments. During the term of this Lease, the Tenant shall pay annually at the Landlord's option either to the Landlord or directly to the taxing authority, as additional rent for each tax year during the term of this Lease, any and all real estate taxes levied upon the Leased Premises, and a pro rata part of same for any part of a tax year included within said term. The Tenant shall not be liable for any income, excise, excess profit, succession, transfer, franchise, betterment or other tax levied against the Landlord, all of which shall be the obligation of the Landlord.

  No Service Provided; Repairs, Maintenance and Alterations. The Parties understand and agree that this Lease is a land lease and that the Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in or to the Leased Premises. The Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement and maintenance of the Leased Premises. The Tenant shall maintain the Leased Premises in substantially the same condition of repair and appearance existing at the Effective Date, ordinary wear and tear and casualty excepted. The Tenant shall keep the Leased Premises clear of snow and debris, as required. The Tenant shall not make any alterations, additions or improvements to the Leased Premises without the prior written approval of the Landlord.

  Use. The Tenant's sole use of the Leased Premises shall be for the parking of cars and vans used by its agents, employees, consultants, affiliates, guests, invitees and third party assignees, sublessors and designees.

  Compliance with Laws. Throughout the term of this Lease, the Tenant, at its sole cost and expense, shall comply with any and all laws, regulations and ordinances that are applicable to the Leased Premises or any part thereof. The Tenant shall not be required to correct any condition of or on the Leased Premises that existed at the Effective Date and at that time represented a violation of, or noncompliance with, any applicable law, regulation or ordinance by the Landlord.

  Indemnity; Insurance. The Tenant shall indemnify the Landlord (and its officers, directors and employees) against, and save the Landlord (and its officers, directors and employees) harmless from, any and all losses, damages, claims, liabilities, judgments, costs and expenses (including the reasonable cost and expense of defending any claim), arising directly or indirectly during the term of this Lease out of any act, omission or negligence of the Tenant, its agents, employees, consultants, affiliates, guests, invitees and third party assignees, sublessors and designees. The Tenant will provide for the Landlord, by insurance or otherwise, reasonable written assurance for the performance by the Tenant of this indemnity and save harmless agreement.

  Eminent Domain. If, after the execution of this Lease and prior to the effective date of the expiration or termination of this Lease, the whole of the Leased Premises shall be taken under the power of eminent domain, then the term of this Lease shall cease as of the time when the Landlord shall be divested of its title to the Leased Premises, and Rent and other costs and expenses, if any, shall be apportioned and adjusted as of the effective time of such termination. The Tenant shall not be entitled to participate in any condemnation proceeding on its own behalf, nor shall the Tenant participate in any amounts awarded to the Landlord.

  Default. In the event that the Tenant shall fail to pay Rent or any part thereof when due or shall violate or fail to perform any of the covenants hereof on the part of the Tenant to be performed, in both such circumstances after notice of such failure or violation shall have been given as hereinbelow provided (each such event, a "Default"), the Landlord may elect either:

  To re-enter the Leased Premises by summary proceedings or otherwise and re-let the Leased Premises to a third party or parties, making diligent efforts therefor, and upon receiving rent therefrom, applying the same first to the payment of Rent and other fees and expenses accruing hereunder, and the balance, if any, to be paid to the Tenant; provided, however, that the Tenant shall remain liable for the equivalent of the amount of all Rent and other payments due, as the case may be, throughout the remaining term of this Lease to the extent such amounts are not mitigated by such third party lessee or lessees; or

  To terminate this Lease and to resume possession of the Leased Premises wholly discharged from this Lease. The Landlord shall make such election by written notice to the Tenant at any time on or before the doing of any act or the commencement of any proceedings to recover possession of the Leased Premises by reason of the Default then existing and such election shall be final. If the Landlord shall elect to terminate this Lease as set forth in this Section 10(b), then immediately upon such termination, all rights and obligations whatsoever of the Tenant and of its successors and assigns under this Lease, so far as the same may relate to the unexpired portion of the term hereof, shall cease. Within ten (10) days after receipt by the Tenant of notice of election by the Landlord to terminate this Lease pursuant to this Section 10(b), (i) the Parties shall, by an instrument in writing in form for recording, cancel this Lease and the unexpired portion of the term hereof, and (ii) the Tenant shall surrender and deliver to the Landlord the entire Leased Premises, and upon any default by the Tenant in so doing, the Landlord shall have the right to re-enter the Leased Premises either by summary proceeding or otherwise.

No Default hereunder shall be deemed to have occurred on the part of the Tenant until thirty (30) days after written notice of such Default shall have been received by the Tenant, and the Tenant within such time shall have failed to remedy such Default. If any Default by the Tenant, (with the exception of the payment of Rent), cannot reasonably be cured within such thirty (30) day period, then the Tenant shall have such additional time as may be reasonably necessary to remedy the same.

12. Termination. Notwithstanding any other term of this Lease to the contrary, (and in addition to the Parties' other rights herein to terminate this Lease or elect not to exercise any Renewal Options), the Tenant and the Landlord shall each have the right to terminate this Lease at any time upon not less than twenty-four (24) months' prior written notice to the other. Upon any such termination, this Lease shall terminate and expire on the date specified in such notice as if this Lease had expired by lapse of time. In the event that the effective date of termination causes this Lease to terminate on a date other than the Payment Date or a subsequent anniversary of the Payment Date, the Tenant shall prorate its final payment of Rent to the Landlord to correspond to such shortened period.

13. Assignment and Subletting. So long as no Default by the Tenant has occurred and is continuing, the Tenant may assign this Lease or sublet the whole or any part of the Leased Premises at any time to any other party without the prior written approval of the Landlord, subject to all other terms and conditions of this Lease. No assignment or sublease shall impose any additional obligations on the Landlord under this Lease. Neither such assignment or sublease, nor the agreement of any assignee or sublessor to assume the Tenant's obligations under this Lease shall relieve the Tenant of any such obligations and the Tenant shall remain fully and primarily liable therefor.

14. Successors and Assigns. Except as otherwise set forth in this Lease, the agreements and conditions in this Lease contained on the part of either Party to be performed and observed shall be binding upon said Party and its successors and assigns, and shall inure to the benefit of the other Party and its successors and assigns.

15. Quiet Enjoyment. Upon the Tenant's payment of the Rents and other required payments herein provided, and upon the Tenant's observance and performance of all the covenants, terms and conditions to be observed and performed pursuant to this Lease, the Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised without hindrance or interruption by the Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease.

16. Force Majeure. No liability shall result to either Party from such Party's delay in performance or non-performance under this Lease caused by circumstances beyond such Party's control, including but not limited to acts of God, war, terrorism, riot, fire, explosion, accident, flood, sabotage, strike, lockout, injunctions, catastrophic breakage or failure of machinery or apparatus, national defense requirements or compliance with or change in applicable law. The non-performing Party shall be diligent in attempting to remove any such cause and shall promptly notify the other Party of the extent and probable duration of such cause.

17. Notices. All notices sent or required to be sent hereunder shall be sent in writing by registered or certified mail, return receipt requested, postage prepaid, to the addresses set forth in the caption to this Lease above or to either Party at such other address as such Party may designate by notice to the other Party.

18. Waiver; Invalidity of Particular Provision. The failure of a Party to exercise or enforce any of its rights under this Lease shall not be a waiver of those rights and shall not affect any other right of that Party under this Lease. In the event that any provision of this Lease shall be found to be void or unenforceable, such findings shall not be construed to render any other provision of this Lease either void or unenforceable and all other provisions shall remain in full force and effect unless the provisions which are invalid or unenforceable shall substantially affect the rights or obligations granted to or undertaken by either Party.

19. Construction; Section Headings. Each term and each provision of this Lease to be performed by the Tenant shall be construed to be both a covenant and a condition. The paragraph headings throughout this Lease are used for convenience only, and shall not be held to explain, modify, amplify or otherwise aid in the interpretation, construction or meaning of this Lease.

20. No Merger of Title. There shall be no merger of this Lease nor of the leasehold estate created by this Lease with the fee estate in or ownership of any of the Leased Premises by reason of the fact that the same person or entity may acquire, hold or own, directly or indirectly, (a) the leasehold estate created by this Lease or any part thereof or interest therein or any interest of the Tenant in this Lease, and (b) the fee estate or ownership of any of the Leased Premises or any interest in such fee estate or ownership; and no such merger shall occur unless and until all persons or entities having any interest in (i) this Lease as the Tenant or the leasehold estate created by this Lease, and (ii) this Lease as the Landlord or the fee estate in or ownership of the Leased Premises or any part thereof sought to be merged shall join in a written instrument effecting such merger and shall duly record the same.

21. Surrender. The Tenant shall (a) on the last day of the term hereof (including the final Renewal Term, if any), (b) upon any earlier termination permitted under this Lease, and (c) upon any permitted entry or re-entry by the Landlord upon the Leased Premises, peaceably leave and surrender the Leased Premises into the possession and use of the Landlord without fraud or delay in good order, condition and repair without violations, reasonable wear and tear and casualty excepted. If the Tenant has made additions, alterations or modifications to the Leased Premises, at the request of the Landlord, the Tenant shall remove such additions, alterations or modifications, at its expense, upon such surrender.

22. Subordination of Lease. This Lease and the term and estate granted herein are and shall be subject and subordinate to the lien of all institutional mortgages which may now or at any time hereafter affect all or any portion of the Landlord's interest in the Leased Premises, and to all renewals, modifications, consolidations, replacements and extensions thereof.

23. Arbitration. Any dispute arising directly or indirectly from this Lease, including tort claims, shall, if no amicable settlement shall be reached through negotiations, be finally settled by arbitration in Oslo, Norway. The arbitration proceedings shall be held in accordance with Chapter 32 of the Norwegian Civil Procedure Act. Unless otherwise agreed by the Parties or the arbitrator in writing, the costs of the Arbitration shall be borne equally by both Parties.

24. Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

End of Lease. Signature Page Follows.

IN WITNESS WHEREOF, the Parties have caused this Lease to be executed as of the day and year first above written.

A.L. INDUSTRIER AS, the Landlord
[SEAL]
Attest: ________________________________ (Secretary)	By: /s/Anne-Karin Braten /s/Bjorn Joldal /s/Janik Lindbaek Name: Title:

ALPHARMA AS, the Tenant
[SEAL]
Attest: ________________________________ (Secretary)	By: /s/ Thor Kristiansen /s/ Ingrid Wiik Name: Title:

Exhibit A

Description of Leased Premises

Lot no. 30, estates no.s 140 and 173, Lot no. 31, estates no.s 131 and 133 in the municipality of Oslo; commonly referred to as Harbitzalleen 7, 0275 Oslo Norway.